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                            [Letterhead of Westcorp]


Westcorp
Westcorp Employee Stock Ownership and Salary Savings Plan
23 Pasteur
Irvine, California 92718-3804

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         At your request, I have examined the Registration Statement on Form S-8 (the "Registration Statement") which Westcorp, a California corporation (the "Company"), proposes to file with the Securities and Exchange Commission.

         The Registration Statement covers 200,000 shares of Common Stock, par value $1.00 per share, issuable under the Westcorp Employee Stock Ownership and Salary Savings Plan, as well as the interests (the "Interests") in the Westcorp Employee Stock Ownership and Salary Savings Plan (the "Savings Plan"). The Plan is hereinafter referred to as the "Plan" and the 200,000 shares of Common Stock as the "Shares".

         In connection with rendering this opinion, I have examined originals, or copies identified to my satisfaction as being true copies of originals, of such corporate records of the Company and other documents which I considered necessary for the purposes of this opinion. I have obtained from public officials certificates as to legal matters.

         In my review and examination of documents I have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies thereof;
(iii) all signatories have adequate power and authority and have taken all necessary actions to execute and deliver such documents and hold all necessary licenses and permits to entitle them to enforce such agreements; and (iv) each person signing a document is a competent adult person not operating under any legal disability, duress or having been defrauded in the execution of documents.

         Based upon and subject to the foregoing, it is my opinion that the Shares to be issued under the Plan have been duly authorized, and, when so issued upon (i) payment therefor provided pursuant to the Plan; (ii) the effectiveness of the Registration Statement; and (iii) compliance with applicable blue sky laws, will constitute legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

         Based upon and subject to the foregoing, it is my opinion, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, that the Interests in the Savings Plan have been duly authorized and will constitute legally issued Interests in the Savings Plan.

         I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Shares or the Interests are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares or Interests.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement; to the filing of this opinion in connection with such filings of applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Securities under the blue sky laws of any state or other jurisdiction; and to the reference, if any, to the undersigned in the Prospectus under the heading "Legal Opinion". In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                    EXHIBIT 5

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         Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

         The opinions set forth herein are based upon the federal laws of the United States of America and the laws of the State of California, each as now in effect. I express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

                                    Very truly yours,

                                    /s/ Harriett Burns Feller

                                    Harriet Burns Feller, Esq.
                                    Executive Vice President, Secretary and
                                      General Counsel